Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-233703) and S-8 (Nos. 333-226267, 333-231539, 333-235581, 333-238179) of Tilray, Inc. of our report dated July 28, 2020 relating to the consolidated financial statements and effectiveness of internal control over financial reporting of Aphria Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

May 4, 2021